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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           USFREIGHTWAYS CORPORATION
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                       [US FREIGHTWAYS CORPORATION LOGO]

                           USFREIGHTWAYS CORPORATION
                     8550 WEST BRYN MAWR AVENUE, SUITE 700
                            CHICAGO, ILLINOIS 60631

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 2003
                             ---------------------

To the Stockholders:

     The 2003 Annual Meeting of Stockholders of USFreightways Corporation, a Delaware corporation (the "Company"), will be held at USFreightways Corporation's Corporate Headquarters at 8550 W. Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, on Friday, May 2, 2003 at 10:00 a.m. for the following purposes:

          1. To elect three directors to serve a term of 3 years or until their respective successors are elected and qualified;

          2. To amend the Certificate of Incorporation to change the name of the Company to USF Corporation;

          3. To amend the Company's Long-Term Incentive Plan, as amended and restated (the "Incentive Plan"), to increase the aggregate number of shares that may be issued under the Incentive Plan from 3,350,000 to 4,400,000 and to provide that unexercised options held by employees who retire on or after age 65 shall not expire until the earlier of (i) the end of the stated term of the option or (ii) either the fifth anniversary of the employee's retirement if the employee has been employed with the Company for five or more years, or the first anniversary of the employee's retirement if the employee has been employed for less than five years;

          4. To amend the Company's Stock Option Plan for Non-Employee Directors, as amended and restated (the "Directors' Option Plan"), to increase the aggregate number of shares that may be issued under the Directors' Option Plan from 600,000 to 750,000; and

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's Common Stock, par value $0.01 per share, at the close of business on March 4, 2003, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement. The Company's Annual Report to Stockholders is being mailed together with this Notice and Proxy Statement to all stockholders of record.

                                          By order of the Board of Directors,

                                          /s/ RICHARD C. PAGANO

                                          RICHARD C. PAGANO
                                          Secretary

Chicago, Illinois
April 2, 2003

                           USFREIGHTWAYS CORPORATION
                     8550 WEST BRYN MAWR AVENUE, SUITE 700
                            CHICAGO, ILLINOIS 60631

                                PROXY STATEMENT

                             ---------------------

                        Approximate date proxy material
                          first sent to stockholders:
                                 April 2, 2003

                             ---------------------

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of USFreightways Corporation, a Delaware corporation (the "Company"), to be held on May 2, 2003, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company (the "Board") for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone, telegraph or facsimile transmission by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories and other fiduciaries, for costs incurred in forwarding proxy solicitation material to their principals.

AUTHORITY CONFERRED BY PROXIES

     Each proxy duly executed and returned by stockholders and received by the Company before the Meeting will be voted (1) FOR the election of each of the three director nominees specified herein; (2) FOR approval of an amendment to the Company's Certificate of Incorporation; (3) FOR approval of an amendment to the Company's Long-Term Incentive Plan; and (4) FOR approval of an amendment to the Company's Directors' Option Plan, unless a contrary choice is specified in the proxy. Where a contrary specification is indicated as provided in the proxy, the shares represented by the proxy will be voted in accordance with the specification made. As to other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board and each of them is a director or an officer of the Company.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or (iii) attendance at the Meeting and voting in person.

VOTING SECURITIES AND RECORD DATE

     The Company's voting securities currently issued and outstanding consist of one class of Common Stock, par value $0.01 per share (the "Common Stock"). The Company has outstanding 27,001,430 shares of Common Stock as of the close of business on March 4, 2003 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of a majority of the shares of Common Stock outstanding on the Record Date, either by personal attendance or by proxy, will constitute a quorum. Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority, whether express or discretionary, to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted for purposes of the election of directors; however, an abstention shall count as a vote against all other stockholder proposals. Broker non-votes are not counted for purposes of approving stockholder proposals, including the election of directors.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information as of February 28, 2003 with respect to the beneficial ownership of the Company's outstanding Common Stock by each stockholder known to the best of the Company's knowledge and belief to be the beneficial owner of more than 5% of its Common Stock, each director, nominee and named executive officer and all the directors and named executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to shares beneficially owned by them.

NAME AND ADDRESS                                               AMOUNT AND NATURE OF        PERCENT OF
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP(1)        CLASS
-------------------                                           -----------------------      ----------
Fidelity Management & Research Company......................         3,863,356               14.30
  82 Devonshire Street
  Boston, MA 02109
Wellington Management Company, LLP..........................         2,203,185                8.16
  75 State Street
  Boston, MA 02109
Samuel K. Skinner...........................................           200,036(3)                *
Robert V. Delaney...........................................            19,871                   *
Morley Koffman..............................................            56,121                   *
John W. Puth................................................            27,371                   *
Neil A. Springer............................................            37,371                   *
William N. Weaver, Jr. .....................................            25,937(4)                *
Anthony J. Paoni............................................            46,871                   *
Christopher L. Ellis........................................           197,418(2,3)              *
Douglas R. Waggoner.........................................             4,000                   *
John A. Niemzyk.............................................            12,000                   *
Stephen B. Timbers..........................................             4,371                   *
Paul J. Liska...............................................                 0                   *
All directors and executive officers as a group (12
  persons)..................................................           631,367                2.34

---------------

* Less than 1%.

(1) Includes options to acquire the following shares which could be exercisable within 60 days of February 28, 2003 as follows: Mr. Skinner, 190,000 shares; Mr. Delaney, 19,000 shares; Mr. Koffman, 54,000 shares; Mr. Puth, 24,000 shares; Mr. Springer, 34,000 shares; Mr. Weaver, 25,066 shares; Mr. Paoni, 46,000 shares; Mr. Ellis, 164,000 shares; Mr. Niemzyk, 12,000 shares; Mr. Waggoner, 4,000 shares; and Mr. Timbers, 2,000 shares.

(2) Includes 666 shares held by the trustee of the USF Employees' 401K Retirement Plan for the benefit of Mr. Ellis, 20,000 restricted shares for Mr. Ellis, and 150 shares owned by his spouse.

(3) Includes shares held by the agent of the USF Employees' Stock Purchase Plan as follows: Mr. Skinner, 2,325 shares and Mr. Ellis, 3,304 shares.

(4) Includes 25,066 unissued shares that are subject to a currently exercisable option held by Sachnoff & Weaver, Ltd., of which Mr. Weaver is a member. Mr. Weaver disclaims beneficial ownership of all but his allocated portion of the shares covered by the option.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company has adopted By-Laws that provide that the Board shall consist of not less than three and not more than twenty-one directors, with the exact number to be determined from time to time by the Board, and that the Board shall be divided into three classes, equal in number to the extent possible, and, if not all classes can be equal in number, that the Board shall decide which class is to have the unequal number.

     The Board has set the current number of directors at nine, and, as required by the By-Laws, it is divided into three classes with each class serving a three-year term.

     Unless authority to do so is withheld as provided in the proxy, the proxies solicited by and on behalf of the Board will be voted FOR the election of Messrs. Robert V. Delaney, Paul J. Liska, and Stephen B. Timbers to serve a three-year term, all of whom have been nominated by the Board to fill the position of those directors whose term expires as of this year's annual meeting of the Company. If for any reason one or all of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board, and discretionary authority to cast such votes is included in the proxy. The nominees receiving the highest number of votes of shares of Common Stock, up to the number of directors to be elected, shall be elected.

     On April 1, 2003, Samuel K. Skinner announced his intention to retire from the Company, as Chairman, President and Chief Executive Officer. Accordingly, Mr. Skinner has declined to stand for reelection to the Board.

NOMINEES AND OTHER MEMBERS OF THE BOARD

     The Board has nominated for election the following three individuals to serve a three-year term:

     ROBERT V. DELANEY, age 67, has been a director of the Company since December 1991. Mr. Delaney has been an Executive Vice President of Cass Information Systems, Inc. since January 1990.

     PAUL J. LISKA, age 47, has been a director of the Company since February 2003. He has been Executive Vice President and President, Credit and Financial Products for Sears Roebuck and Co. since 2002. From 2001 until 2002, Mr. Liska was Executive Vice President and Chief Financial Officer for Sears Roebuck and Co. Prior to joining Sears Roebuck and Co. in 2001, Mr. Liska was Executive Vice President and Chief Financial Officer of The St. Paul Companies, Inc., which he joined in 1997. Mr. Liska is a director of Sears Canada, Sears Mexico, Global Net Exchange, and Children's Memorial Hospital.

     STEPHEN B. TIMBERS, age 58, was elected a director on February 14, 2002. He has been President of Northern Trust Global Investments since February 1998. He was President, Chief Executive Officer and Chief Investment Officer of Zurich Kemper Investments from 1995 to 1998.

     The Company's other directors, each of whom the Company expects to continue to serve as a director following the Meeting, are as follows:

Class of 2004

     NEIL A. SPRINGER, age 64, has been a director of the Company since December 1991. He has been Managing Director of Springer & Associates since June 1994. Mr. Springer is a director of Idex Corporation, Walter Industries, Inc., and CUNA Mutual Insurance Society.

     WILLIAM N. WEAVER, JR., age 68, has been a director of the Company since April 1995. He is a member of the law firm of Sachnoff & Weaver, Ltd., which is outside counsel to the Company. Mr. Weaver has practiced law in the State of Illinois since 1964 and serves as a director of several privately held corporations. He holds an A. B. degree from Oberlin College and a J. D. from John Marshall Law School. He has been the Company's Assistant Secretary since March 1992.

Class of 2005

     MORLEY KOFFMAN, age 73, has been a director of the Company since December 1991 and was Chairman of the Board until January 1998. Since April 1, 1993, Mr. Koffman has been a member of the law firm of Koffman Kalef. Mr. Koffman is a director of Ainsworth Lumber Co. Ltd., Lions Gate Entertainment Corporation, Anthem Properties Corporation and several privately held corporations.

     ANTHONY J. PAONI, age 58, has been a director of the Company since July 1997. Mr. Paoni has been a professor at the J. L. Kellogg Graduate School of Management since September 1996. Prior to that, he was an officer of several private software development companies. Since April 2001, Mr. Paoni has been Vice Chairman of DiamondCluster International, Inc. Mr. Paoni is a director of CompuCom Systems, Inc.

     JOHN W. PUTH, age 74, has been a director of the Company since January 1992. Mr. Puth has been Managing Member of J. W. Puth Associates, LLC since December 1987, General Partner of BVCF III and BVCF IV institutional venture capital funds since October 1998, and was Chairman of VJ Growers from January 1996 until December 2000. Mr. Puth is a director of A. M. Castle & Co., BWAY Corporation, L. B. Foster Inc. and several private manufacturing companies.

COMMITTEES AND ATTENDANCE

     The Board met ten times during 2002. No director attended fewer than 75% of the total number of Board and committee meetings held during 2002. The Audit Committee, then consisting of directors Morley Koffman (Chairman), Neil A. Springer, Stephen B. Timbers, and Robert V. Delaney, met seven times during 2002. The Audit Committee oversees the activities of the Company's independent auditors. Each member of the Audit Committee is an "independent director," as that term is defined in Rule 4200(a)(14) of The Nasdaq(R) Marketplace Rules. The Compensation Committee, consisting of directors John W. Puth (Chairman), Anthony
J. Paoni, Neil A. Springer and Stephen B. Timbers, met four times during 2002. The Compensation Committee reviews and makes recommendations to the Board of Directors with regard to the salaries, incentive compensation and related benefits of corporate officers and other employees. The Nominating and Corporate Governance Committee, consisting of directors Neil A. Springer (Chairman), Stephen B. Timbers, John W. Puth, and Robert V. Delaney met two times during 2002. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding new directors to be selected for membership on the Board of Directors and its various committees. The Board has adopted two policies regarding Board membership. First, no new director appointed after January 1, 2002 shall be renominated for a new term after that director's 70th birthday. Second, the Board has adopted a mandatory retirement policy requiring all directors to retire at the age of 75.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is paid $15,000 in cash and an amount of Company stock equal to $20,000 per annum for his services as a director, plus $1,000 for each meeting of the Board he attends and $750 for each telephonic meeting of the Board. In addition, in 2002, as recognition of services performed in 2002, each non-employee director received a discretionary grant of an option to purchase 5,000 shares of Company stock under the terms of the Directors' Option Plan. Additionally, in 2002, as recognition of services performed as directors in 2001, each non-employee director, other than Mr. Timbers, who was not a director in 2001, received a discretionary grant of options to purchase 5,000 shares of Company stock under the terms of the Directors' Option Plan. In 2002, upon election to the Board, Mr. Timbers received a formula grant of an option to purchase 10,000 shares. Mr. Timbers' grant was made pursuant to the terms of the Directors' Option Plan. The Chairman of the Audit Committee receives an additional annual payment of $4,000, the Chairman of the Compensation Committee receives an additional annual payment of $2,500, and the Chairmen of the other committees each receive an additional annual payment of $2,000. Members of all Committees are paid $1,000 for each meeting they attend if the meeting is not held on the same day as a meeting of the Board. Members of the committees who attend committee meetings that are held on the same day as meetings of the Board of Directors receive a $500 payment for each such meeting they attend. Directors who are employees of the Company are not separately compensated for their services as a director.

VOTE REQUIRED: RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                 PROPOSAL NO. 2

            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION

     On February 24, 2003, the Board approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation, changing the name of the Company from USFreightways Corporation to USF Corporation. The Company believes that this amendment will better reflect the fact that the Company provides total solutions to its customers' supply chain management requirements, in addition to its freight moving capabilities. The Company also believes that this amendment will support the Company's long-term branding strategy of using the USF mark, and that the amendment will support the Company's goal of competing in the marketplace along with the Company's strong local brands.

VOTE REQUIRED: RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 3

            PROPOSAL TO AMEND THE COMPANY'S LONG-TERM INCENTIVE PLAN

     On March 14, 2003, the Board adopted, subject to stockholder approval, the First Amendment to the Company's Long-Term Incentive Plan, as amended and restated (the "Incentive Plan"), to provide for awards of options and restricted stock grants to purchase up to 1,050,000 additional shares of Common Stock under the Incentive Plan, and to extend the exercise period of options if an employee with five or more years of service with the Company retires on or after attaining normal retirement age. In the event that stockholder approval is received, the Incentive Plan would be amended as set forth in Appendix A.

DISCUSSION OF AMENDMENT

     The Company proposes to amend the Incentive Plan to increase by 1,050,000 the number of shares available for issuance thereunder. The additional 1,050,000 shares to be made available shall be used only for a combination of options and/or restricted stock grants; provided, that only up to 300,000 of such share increase may be used for restricted stock grants.

     The Incentive Plan was adopted on January 24, 1997. At that time, a total of 2,000,000 shares (adjusted for subsequent stock splits) were reserved for future issuance under the Incentive Plan. In 1999, the Incentive Plan was amended to reflect certain design changes and to make an additional 950,000 shares available for issuance thereunder. In 2001, the Incentive Plan was further amended to make certain clarifying changes and to make an additional 400,000 shares available for issuance thereunder. As of February 28, 2003, options to acquire 2,608,900 shares were currently outstanding under the Incentive Plan and options to acquire another 149,740 shares are currently outstanding under the Company's 1992 Stock Option Plan. Of the restricted stock awards made under the Incentive Plan, 20,000 shares are still subject to restrictions. Only 993 shares remain eligible for future grant under the Incentive Plan. No shares remain eligible for future grant under the 1992 Stock Option Plan. The weighted average exercise price of all outstanding options is equal to $29.85 and the weighted average term to expiration of all such options is seven years.

     As indicated in the Board Compensation Committee Report on Executive Compensation, the Company employs restricted stock awards and stock option grants to provide long-term incentives and awards. As a result, restricted stock awards and stock option grants constitute a significant component of the Company's total compensation to a select group of senior managers. The Company believes that the ability to offer restricted stock awards and stock option grants is of critical importance in attracting, motivating and retaining key employees. Accordingly, the Company believes that a quantity of available shares for future option grants and restricted stock awards must be provided at this time.

     As of February 28, 2003, the market value of the 1,050,000 additional shares proposed to be made available for issuance under the Incentive Plan was $25,525,500. Cash payments received by the Company under the Incentive Plan will be used for general corporate purposes.

     The Incentive Plan currently provides that employees who retire on or after age 65 shall be fully vested in their outstanding options on the date they retire and such options shall continue to be exercisable for a period of twelve months following termination of employment or, if shorter, until the expiration of the term of the option. The Company proposes to amend the Incentive Plan to provide, for options granted on or after the date the Incentive Plan is amended, that participants who retire with five or more years of service and on or after attainment of age 65 may continue to exercise their outstanding options for a period of five years following termination of employment (instead of twelve months for employees with less than five years of service) or, if shorter, until the expiration of the term of the option, notwithstanding the termination of the participant's employment.

DESCRIPTION OF THE PLAN

Purpose

     The purpose of the Incentive Plan is to assist the Company in attracting and retaining key employees, and to give such employees a greater proprietary interest in, and closer identity with the Company and its financial success. The Incentive Plan authorizes the Company to make grants ("Awards") of incentive stock options (within the meaning of Section 422 of the Code), non-qualified (or non-statutory) stock options (the incentive and non-qualified stock options issued under the Incentive Plan are referred to collectively as "Options"), restricted stock, stock appreciation rights ("SARs"), performance awards or cash awards.

Administration Of The Incentive Plan

     The Incentive Plan is administered by a committee of the Board consisting of two or more non-employee Board members (the "Committee"). The Committee has complete discretion to determine which employees will receive Awards under the Incentive Plan and to establish the terms, conditions and limitations of each Award (subject to the terms of the Incentive Plan and the applicable provisions of the Code), including the type and amount of the Award, the number of shares of Common Stock to be subject to Options or restricted stock, or the amount of cash to be included in the Award, and the date or dates upon which the Options become exercisable or upon which any restrictions applicable to any Common Stock included in the Award lapse. The Committee also has full power to construe and interpret the Plan and the Awards granted under the Plan, and to establish rules and regulations necessary or advisable for its administration. The determination of the Committee with respect to any matter under the Plan to be acted upon by the Committee is final and binding.

     The Board may amend the Plan in any respect, and it will seek stockholder approval for such amendments, when approval is required by the Code or another Federal or state statute or the rules of The Nasdaq(R) National Stock Market or any other exchange on which the Company's shares are traded.

Eligibility For Awards

     Awards under the Incentive Plan may be granted only to the Company's employees, including employees of its subsidiaries. Awards may be granted to a prospective employee, conditioned upon such person becoming an employee.

TERMS AND CONDITIONS OF AWARDS UNDER THE INCENTIVE PLAN

Generally

     Awards under the Incentive Plan may consist of any combination of one or more incentive or non-qualified options, restricted stock, SARs, performance awards, or cash awards, on a stand alone, combination or tandem basis. The Committee may specify that Awards, other than Options, will be paid in cash, shares of Common Stock, or a combination of cash and Common Stock.

     The Committee is permitted to cancel any unexpired, unpaid, unexercised or deferred Awards at any time if a participant (a) provides services for a competitor, (b) discloses the Company's confidential information or (c) fails to disclose and convey to the Company any invention or idea developed by him or her during employment with the Company and which relates to the Company's business. Unless otherwise described below for Options, or as may be provided in the Award Agreement, all unexpired, unpaid, unexercised or deferred Awards will be canceled if a participant ceases his or her employment with the Company (including its subsidiaries), except for (a) retirement under one of the Company's retirement plans, (b) retirement in the best interest of the Company (as determined by the Company's chief executive or other designated senior officer) or (c) termination of the participant's employment upon his or her death or disability. Upon retirement under a Company retirement plan or termination in the best interests of the Company, the Committee may permit Awards to continue, and may accelerate exercisability and vesting. Upon the death or disability of a participant, his or her estate or beneficiaries (or the participant in the case of disability) may exercise or receive benefits under the Award until the original expiration date as provided in the Award (or within one year in the case of Options) and the vesting or restrictions to which the Award is subject shall be accelerated.

     Upon any change in the nature or number of outstanding shares of Common Stock due to stock split, stock dividend, merger, reorganization or similar event, adjustments will be made to the number of shares and the applicable exercise and base prices under outstanding Awards to prevent dilution or enlargement of the Awards previously granted.

Stock Options

     The Incentive Plan permits the grant of both incentive and non-qualified options. Incentive options must have an exercise price per share equal to at least the fair market value of a share at the time the Award is granted. As required by the Code, if an incentive option is granted to a participant who owns more than ten percent of the voting power of the Company (a "Significant Stockholder"), then the exercise price per share will be not less than one hundred ten percent of fair market value on the date of grant. Fair market value equals the closing sales price of the Common Stock on the date of grant. The exercise price for non-qualified options will not be less than fair market value on the date of grant. The maximum term of all Options under the Incentive Plan is ten years. (Incentive options granted to Significant Stockholders have a maximum term of five years.) No Options may be granted more than ten years from the date the Incentive Plan was adopted. Except as otherwise determined by the Committee, all Options are non-transferable and only a Participant may exercise the options during his or her lifetime.

     At the time an Option is awarded, the Committee shall specify the date or dates upon which the Option, or portions of the Option, becomes exercisable. The permissible manner of payment for the purchase price upon exercise of the Option (such as cash, check, the transfer of previously owned, fully paid shares, or through a "cashless" exercise) will be set by the Committee in the particular Award Agreement or by general rules.

     A participant who ceases to be an employee of the Company or its subsidiaries for any reason other than death, disability, normal retirement or termination for "cause" will be permitted to exercise any Option, to the extent it was exercisable on the date of such cessation, but only within three months of such cessation. A participant who is terminated for "cause," as defined in the Incentive Plan, shall immediately lose all rights to exercise any Options. As amended, and for Options granted subsequent to the amendment, if a participant terminates his or her employment with five or more years of service and after attaining age 65, the participant may exercise all Options granted to him or her for a period of five years or, if shorter, for the prescribed term of the Option. A Participant who terminates employment after attaining age 65 with less than five years of service, and a Participant who was granted Options prior to the amendment and thereafter terminates employment after attaining age 65, may exercise all Options granted to him or her for a period of twelve months or, if shorter, for the prescribed term of the Option. If a participant dies, his or her estate or personal representative may exercise the Option, to the extent it was exercisable on the date of death. If a participant becomes permanently disabled, he or she may exercise an Option to the extent it was exercisable at the time of the onset of the disability. In the case of either death or disability, the Option must be exercised within twelve months after the date of death or onset of disability, and prior to the original expiration date of the Option.

Restricted Stock

     The Committee may award shares of Common Stock (or grant an award denominated in units of Common Stock) on a restricted basis. The terms of a restricted stock award, including the consideration, if any, to be paid by the participant to acquire the stock and the restrictions placed upon such shares and the time or times or event or events upon which such restrictions will lapse, will be determined by the Committee at the time the Award is made and will be described in the Award Agreement; provided, however, any restriction period imposed must be for not less than three years (if the restriction is based on service) and not less than one year (if performance based). After the restricted stock is awarded, the Participant will be a stockholder with respect to such stock, and will have rights to vote and receive dividends with respect to such stock. Shares of restricted stock may not be transferred, assigned or pledged prior to the lapse of the applicable restrictions. The Committee, in its discretion, may accelerate the date on which the restrictions lapse. As amended, up to 300,000 of the shares being added to the Incentive Plan may be made available for restricted stock awards.

Stock Appreciation Rights

     The Committee may award SARs either alone, in tandem or in combination with an Option or other Award. An SAR will permit the participant to receive, upon exercise, cash or shares of Common Stock equal in value to the excess of the fair market value of a share of Common Stock as of the exercise date over the base price set by the Committee at the time the SAR is granted, multiplied by the number of shares of Common Stock then being exercised under the SAR. The base price will be at least the fair market value of a share of Common Stock on the date of grant, unless a lower base price is approved by the Board. SARs will become exercisable upon the date or dates, or the occurrence of the events, set by the Committee at the time of grant. An SAR may only be exercised by the participant or, if applicable, by the participant's personal representative.

Performance Awards

     The Committee may grant performance awards that are subject to conditions specified by the Committee. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to increase or decrease the amounts payable under any Awards subject to performance conditions, except as otherwise may be limited in the case of a performance award intended to qualify under Code
Section 162(m). If the Committee determines that a performance award should qualify as "performance-based compensation" for purposes of Code Section 162(m), the performance award will be contingent upon the achievement of objective pre-established performance goals and other terms set by the Committee.

Cash Awards

     The Committee may award cash payments under the Incentive Plan, subject to restrictions and conditions and other terms as determined by the Committee at the time of the Award. A cash award will be subject to cancellation or forfeiture upon the terms set forth under "Generally," above.

FEDERAL INCOME TAX EFFECTS

     Under the Code, as presently in effect, the grant of an Option or SAR or the award of restricted stock under the Incentive Plan will not generate income to a participant or a deduction to the Company.

     Upon exercise of a non-qualified option or an SAR, the participant will normally recognize ordinary income in an amount equal to the difference between the exercise price for the Option and the fair market value of the Company's Common Stock on the exercise date or, in the case of an SAR, equal to the amount of payment received from the Company (less any exercise price, if applicable). The Company will be entitled to a tax deduction in the same amount as is recognized by the participant and at the same time, provided the Company includes and reports such amounts on a timely filed Form W-2 or Form 1099-MISC (or similar such IRS form filing). Upon a disposition of shares acquired upon exercise of a non-qualified option, any amount received in excess of the fair market value of the shares at the time of exercise of the Option generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. The Company will not be entitled to any tax deduction upon such subsequent disposition.

     In the case of incentive options, the participant generally does not recognize any ordinary income on the date of grant or exercise. If the participant holds the stock acquired through exercise of an incentive option for one year from the date of exercise and two years from the date of grant, the participant will thereafter recognize long-term capital gain or loss upon a subsequent sale of the stock, based on the difference between the incentive option's exercise price and the sale price. If the stock is sold before the requisite holding period, the participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise. The Company generally will be allowed a business expense deduction only if, and to the extent, the participant recognizes ordinary income.

     For Awards of restricted stock, the fair market value of the stock is not taxable to the participant as ordinary income until the year the participant's interest is freely transferable or no longer subject to a substantial risk of forfeiture. Section 83(b) of the Code, however, permits a participant to elect to have the fair market value of the stock taxed as ordinary income in the year the Award is received. Dividends on restricted stock are treated as ordinary income at the time paid. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

     Upon the grant of a performance or cash award, the participant will recognize ordinary income equal to the amount of the Award, which amount will be includable in the participant's taxable income in the year such performance or cash award is paid. The Company will be entitled to a deduction in the same year equal to the amount of the award.

VOTE REQUIRED: RECOMMENDATION OF THE BOARD OF DIRECTORS

     The First Amendment to the Incentive Plan becomes effective on its approval by the Company's stockholders. Approval of the First Amendment to the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date and present in person or by proxy at the May 2, 2003 Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FIRST AMENDMENT TO THE INCENTIVE PLAN. THE PROXIES SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE SECOND AMENDMENT TO THE INCENTIVE PLAN, UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

                                 PROPOSAL NO. 4

                  PROPOSAL TO AMEND THE COMPANY'S STOCK OPTION
                        PLAN FOR NON-EMPLOYEE DIRECTORS

     On March 14, 2003, the Board adopted, subject to stockholder approval, the First Amendment to the Company's Stock Option Plan for Non-Employee Directors, as amended and restated (the "Directors' Option Plan"), to provide for awards of options to purchase up to 150,000 additional shares of Common Stock. In the event that stockholder approval is received, the Directors' Option Plan would be amended as set forth in Appendix B.

DISCUSSION OF AMENDMENT

     The Company adopted the Directors' Option Plan on October 29, 1993, which plan was subsequently approved by the Company's stockholders. In 1997, the Directors' Option Plan was amended to reflect certain design changes and to increase the number of shares available for grant thereunder from 250,000 to 500,000. The Directors' Option Plan was further amended in 2001 to increase the number of shares available for grant thereunder from 500,000 to 600,000.

     The Company now proposes to increase the maximum number of shares of Common Stock available under the Directors' Option Plan by an additional 150,000 shares. As of February 28, 2003, options to acquire 418,066 shares were outstanding under the Directors' Option Plan. Only 45,000 shares remain eligible for future grant under the Directors' Option Plan. The Board recognizes that additional awards are necessary to assist the Company in retaining and motivating its non-employee directors.

     As of February 28, 2003, the market value of the 150,000 additional shares proposed to be made available for issuance under the Directors' Option Plan was $3,646,500. Cash payments received by the Company under the Directors' Option Plan will be used for general corporate purposes.

DESCRIPTION OF THE DIRECTORS' OPTION PLAN

     The Directors' Option Plan provides for the granting of options to purchase shares of the Company's Common Stock to each person who is a non-employee director of the Company (an "Eligible Director"). The Directors' Option Plan is administered by the Company's Board. The Board has the power to interpret the provisions of the Directors' Option Plan or of any option or option agreement, and to determine all questions arising under the Directors' Option Plan or any option or option agreement.

     Each Eligible Director is automatically granted an option under the Directors' Option Plan to purchase 10,000 shares of Common Stock on the date he or she initially becomes an Eligible Director. Such initial option grants vest in equal annual installments of 2,000 shares over five years. In addition, the Directors' Option Plan permits discretionary grants to be made, which grants may vest at such time or times as the Board determines.

     Notwithstanding the vesting schedule set forth above, if a participant in the Directors' Option Plan ceases to be a director of the Company because of (i) death or disability or (ii) his or her voluntary termination after both attainment of age 65 and the completion of five years of service as a director, all unvested options shall become immediately vested and exercisable. In addition, upon the adoption of a plan of merger or consolidation under which all of the Company's shares would be eliminated or a sale of substantially all of the Company's assets or shares, all unvested options shall become immediately vested and exercisable. If a participant voluntarily terminates his or her services as a director on or after age 72 but prior to the completion of five years of service as a director, the vesting of any options shall be accelerated by one year for each year of service such individual served as a director.

     Options will generally be exercisable for a period of ten years from the date of grant. If a participant ceases to be a director of the Company for any reason other than death, disability, or voluntary termination on or after attaining age 65, any options shall be exercisable by the participant only to the extent they were exercisable on the date the participant ceased to be a director and will continue to be exercisable for a period of one year thereafter or, if earlier, until their original expiration date.

     Each option granted under the Directors' Option Plan is evidenced by an option agreement executed on behalf of the Company and by the Eligible Director to whom such option is granted. The exercise price per share of each option granted under the Directors' Option Plan will be equal to the fair market value of a share of Common Stock on the date such option is granted. No option granted under the Directors' Option Plan will be assignable or transferable except by will or by the laws of descent and distribution.

     No options may be granted under the Directors' Option Plan on or after October 29, 2008, the fifteenth anniversary of the effective date of the Directors' Option Plan, at which date the Directors' Option Plan will terminate. The Directors' Option Plan may be terminated at an earlier date by vote of the Board of Directors; provided, however, that any such earlier termination shall not affect any options granted prior to the effective date of the termination. No options granted under the Directors' Option Plan will be exercisable after the expiration of ten years from the date of their grant.

     The Board may amend the Directors' Option Plan in any respect and it will seek stockholder approval for such amendments, when approval is required by the Code or another Federal or state statute or the rules of The Nasdaq(R) National Stock Market or any other exchange on which the Company's shares are traded.

     The table below reports the number of shares of Common Stock which may be purchased upon exercise of options granted under the amendment to the Directors' Option Plan.

                               NEW PLAN BENEFITS

                                                                   NUMBER OF
                                                               SHARES UNDERLYING
NAME AND POSITION                                              OPTIONS GRANTED(1)
-----------------                                              ------------------
Executive Group.............................................              0
Non-Executive Director Group................................         10,000
Non-Executive Officer Employee Group........................              0

---------------

(1) Based upon a formula grant of 10,000 in 2003 to Mr. Liska, who was elected a non-employee director of the Company in 2003.

FEDERAL INCOME TAX EFFECTS

     The Federal income tax effects as to options granted under the Directors' Option Plan are the same as those set forth in the explanation of non-qualified options described above in the Federal Income Tax Effects section of Proposal No. 3.

VOTE REQUIRED: RECOMMENDATION OF THE BOARD OF DIRECTORS

     The First Amendment to the Directors' Option Plan becomes effective on its approval by the Company's stockholders. Approval of the First Amendment to the Directors' Option Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock outstanding as of the Record Date and present in person or by proxy at the May 2, 2003 Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FIRST AMENDMENT TO THE DIRECTORS' OPTION PLAN. THE PROXIES SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE FIRST AMENDMENT TO THE DIRECTORS' OPTION PLAN, UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table contains information, as of December 31, 2002, about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, excluding the additional shares that we are proposing to add to the Incentive Plan and Directors' Option Plan that are subject to stockholder approval at the Meeting.

                                      (A)                        (B)                               (C)
                              NUMBER OF SECURITIES                                    NUMBER OF SECURITIES REMAINING
                               TO BE ISSUED UPON                                      AVAILABLE FOR FUTURE ISSUANCE
                                  EXERCISE OF         WEIGHTED-AVERAGE EXERCISE      UNDER EQUITY COMPENSATION PLANS
                              OUTSTANDING OPTIONS,       PRICE OF OUTSTANDING       (EXCLUDING SECURITIES REFLECTED IN
PLAN CATEGORY                 WARRANTS AND RIGHTS    OPTIONS, WARRANTS AND RIGHTS              COLUMN (A))
-------------                 --------------------   ----------------------------   ----------------------------------
Equity compensation plans
  approved by security
  holders(1)................       3,190,186                    $29.85                            98,993(3)
Equity compensation plans
  not approved by security
  holders(2)................               0                         0                           265,057(4)
                                   ---------                    ------                           -------
  TOTAL.....................       3,190,186                    $29.85                           364,050

---------------

(1) Consists of the Incentive Plan, the Employee Stock Purchase Plan, the Directors' Option Plan, and the 1992 Stock Option Plan. Under the Employee Stock Purchase Plan, purchases are made on the last day of each month and, accordingly, as of the close of business on December 31, 2002, no purchase rights remain outstanding. The securities reflected in column (a) do not include 20,000 shares of restricted stock that have been issued, but are not yet vested.

(2) Consists of the Directors' Compensation Plan and the Non-Qualified Employee Stock Purchase Plan. Under the Non-Qualified Employee Stock Purchase Plan, purchases are made on the last day of each month and, accordingly, as of the close of business on December 31, 2002, no purchase rights remained outstanding.

(3) No remaining shares may be issued as restricted stock awards under our Incentive Plan and no shares remain available for issuance under our Employee Stock Purchase Plan.

(4) Includes 242,444 shares available for issuance under our Non-Qualified Employee Stock Purchase Plan and 22,613 shares available for grants under the Directors Compensation Plan.

DIRECTORS' COMPENSATION PLAN

     In July 2002, the Company adopted the USFreightways Corporation Directors' Compensation Plan (the "Directors' Compensation Plan"). The Directors' Compensation Plan provides for the payment of annual compensation to the non-employee members of our Board consisting of (i) a cash payment of $15,000; and (ii) equity compensation equal to a number of shares of our Common Stock having a fair market value equal to $20,000. The Directors' Compensation Plan also permits the Board to pay such additional amounts in the form of stock options, as it deems appropriate to the non-employee directors in exchange for their attendance at meetings and service on committees. Only non-employee members of our Board may participate in the Directors' Compensation Plan. A maximum of 25,000 shares have been reserved for issuance under the Directors' Compensation Plan and, accordingly, the Directors' Compensation Plan is exempt from the stockholder approval requirements for stock plans under The Nasdaq(R) National Stock Market listing requirements. As such, we did not seek stockholder approval of the Directors' Compensation Plan.

NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

     In August 2002, the Company adopted the USFreightways Corporation Non-Qualified Employee Stock Purchase Plan (the "Non-Qualified Plan"). The purpose of the Non-Qualified Plan is to enable our employees to purchase Common Stock through payroll deductions. The Non-Qualified Plan authorizes the granting of purchase rights to purchase up to 300,000 shares of our Common Stock.

     All of our employees (other than employees who are officers or directors or who are covered by a collective bargaining agreement) and, if designated by our Board, employees of our subsidiaries, who customarily work more than twenty hours per week, are eligible to participate in the Non-Qualified Plan. Participants in the Non-Qualified Plan may elect to have deductions of between 3% and 10% made to their compensation which deductions will be used to purchase Common Stock under the Non-Qualified Plan. The purchase price of the Common Stock is equal to 85% (or such other amount as may be determined by the committee that administers the Non-Qualified Plan, but in no event less than 85%) of the fair market value of the Common Stock on the purchase date, which is typically the last business day of each calendar month. Since its inception, 57,556 shares of common stock have been purchased under the Non-Qualified Plan. The Non-Qualified Plan excludes officers and directors from participation and is, therefore, exempt from the stockholder approval requirements under the Nasdaq(R) National Stock Market listing requirements. As such, we did not seek stockholder approval of the Non-Qualified Plan.

                            MANAGEMENT COMPENSATION

     The following table discloses the compensation awarded by the Company for services rendered during the Company's last three years to the chief executive officer and to the other named executive officers as of December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION
                                        -----------------------------------------------

NAME AND                                                                 OTHER ANNUAL
PRINCIPAL POSITION            YEAR      SALARY($)(1)   BONUS($)(1)      COMPENSATION($)
------------------            ----      ------------   -----------      ---------------
Samuel K. Skinner...........  2002         652,917        431,700                 0
  President & Chief           2001         611,250        325,000                 0
  Executive Officer           2000(2)      275,000        228,800           200,000(3)
Christopher L. Ellis........  2002         330,000        198,600                 0
  Senior Vice President,      2001         320,167        112,000                 0
  Finance & Chief             2000         300,667        178,800                 0
  Financial Officer
John A. Niemzyk.............  2002         258,000         88,300                 0
  Senior Vice President,      2001(7)      234,135        110,000                 0
  Chief Information Officer
Douglas R. Waggoner.........  2002(9)      239,583        138,700(10)        54,120(11)
  Senior Vice President,
  Strategic Marketing

                                     LONG TERM COMPENSATION AWARDS
                              --------------------------------------------
                              RESTRICTED    SECURITIES
NAME AND                        STOCK       UNDERLYING        ALL OTHER
PRINCIPAL POSITION            AWARDS($)     OPTIONS(#)     COMPENSATION($)
------------------            ----------   -------------   ---------------
Samuel K. Skinner...........          0       195,000          666,983(4)
  President & Chief                   0        50,000           31,631(4)
  Executive Officer                   0       250,000           15,485(4)
Christopher L. Ellis........          0        20,000          195,900(6)
  Senior Vice President,              0             0          202,789(6)
  Finance & Chief               518,760(5)     25,000          203,184(6)
  Financial Officer
John A. Niemzyk.............          0        32,000           11,519(8)
  Senior Vice President,              0        20,000            5,878(8)
  Chief Information Officer
Douglas R. Waggoner.........          0        35,000              528(12)
  Senior Vice President,
  Strategic Marketing

---------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(2) Mr. Skinner was named President and Chief Executive Officer of the Company on July 17, 2000.

(3) As part of Mr. Skinner's employment agreement, he was awarded shares of the Company's Common Stock equal to $200,000.

(4) Consists in 2002 of a Company contribution of $8,463 to Mr. Skinner's 401(k) plan maintained by the Company, the Company's payment of $2,970 in term life insurance premiums on Mr. Skinner's behalf, a Company contribution of $24,075 to Mr. Skinner's non-qualified deferred compensation plan maintained by the Company, and a Company contribution of $631,475 to Mr. Skinner's account under the supplemental executive retirement plan maintained by the Company. Consists in 2001 of a Company contribution of $5,650 to Mr. Skinner's 401(k) plan maintained by the Company, the Company's payment of $3,168 in term life insurance premiums on Mr. Skinner's behalf and a Company contribution of $22,813 to Mr. Skinner's non-qualified deferred compensation plan maintained by the Company. Consists in 2000 of the Company's payment of $371 in term life insurance premiums on Mr. Skinner's behalf and a Company contribution of $15,114 to Mr. Skinner's non-qualified deferred compensation plan maintained by the Company.

(5) The shares represented by the restricted stock award are subject to a forfeiture restriction if Mr. Ellis' employment is terminated by the Company for cause, or if he resigns. This restriction lapses with respect to

    50% of the shares each on the third and fifth anniversary dates of the award. The number of restricted shares held for Mr. Ellis at the end of 2002 was 20,000 and the value of such shares at the end of last year was $575,000.

(6) Consists in 2002 of a Company contribution of $6,750 to Mr. Ellis' 401(k) plan maintained by the Company, the Company's payment of $2,096 in term life insurance premiums on Mr. Ellis' behalf, $34,720 in split-dollar life insurance premiums on Mr. Ellis' behalf, a Company contribution of $9,108 to Mr. Ellis' non-qualified deferred compensation plan maintained by the Company and a Company contribution of $143,226 to Mr. Ellis' account under the supplemental executive retirement plan maintained by the Company. Consists in 2001 of a Company contribution of $5,950 to Mr. Ellis' 401(k) plan maintained by the Company, the Company's payment of $2,009 in term life insurance premiums on Mr. Ellis' behalf, $34,720 in split-dollar life insurance premiums on Mr. Ellis' behalf, a Company contribution of $7,010 to Mr. Ellis' non-qualified deferred compensation plan maintained by the Company and a Company contribution of $153,100 to Mr. Ellis' account under the supplemental executive retirement plan maintained by the Company. Consists in 2000 of a Company contribution of $5,951 to Mr. Ellis' 401(k) plan maintained by the Company, the Company's payment of $1,935 in term life insurance premiums on Mr. Ellis' behalf, $34,720 in split-dollar life insurance premiums on Mr. Ellis' behalf, a Company contribution of $8,414 to Mr. Ellis' non-qualified deferred compensation plan maintained by the Company, and a Company contribution of $152,164 to Mr. Ellis' account under the supplemental executive retirement plan maintained by the Company.

(7) Mr. Niemzyk was named Senior Vice President and Chief Information Officer on January 8, 2001.

(8) Consists in 2002 of a Company contribution of $1,317 to Mr. Niemzyk's 401(k) plan maintained by the Company, the Company's payment of $1,130 in term life insurance premiums on Mr. Niemzyk's behalf and a Company contribution of $9,072 to Mr. Niemzyk's non-qualified deferred compensation plan maintained by the Company. Consists in 2001 of the Company's payment of $628 in term life insurance premiums on Mr. Niemzyk's behalf and a Company contribution of $5,250 to Mr. Niemzyk's non-qualified deferred compensation plan maintained by the Company.

(9) Mr. Waggoner was named Senior Vice President, Strategic Marketing, effective, February 1, 2002.

(10) Includes a $35,000 sign-on bonus paid to Mr. Waggoner when he joined the Company on February 1, 2002.

(11) Includes payments made to Mr. Waggoner totaling $54,120 for relocation expenses.

(12) Consists in 2002 of the Company's payment of $394 in term life insurance premiums on Mr. Waggoner's behalf and $134 in income imputed to Mr. Waggoner arising from below market interest rates charged to Mr. Waggoner on a loan made to Mr. Waggoner on June 20, 2002 by the Company pursuant to the Company's relocation program. See "Certain Relationships and Related Transactions".

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

Employment Contracts

     The Company has entered into an employment agreement with Mr. Skinner. Under his employment agreement, Mr. Skinner is entitled to receive a minimum base salary of $600,000 as well as an annual performance bonus. The annual performance bonus is based upon achievement of specified company-wide objectives as well as specified personal management objectives for Mr. Skinner, which objectives shall be mutually agreed upon each year by Mr. Skinner and the Board.

     If Mr. Skinner's employment is terminated by the Company for any reason (other than for cause, but including termination as the result of death or disability), he is entitled to a severance payment equal to two times his base salary plus one times the performance bonus paid to him for the most recently completed fiscal year, which severance is payable over the twenty-four month period following the termination of his employment. Mr. Skinner will also be entitled to such severance payment if he terminates his employment for "Good Reason," which is generally defined as a diminution in his duties or position, a required relocation outside of the Chicago area, or a breach of his employment contract by the Company that is not remedied after notice. Additionally, and in lieu of the foregoing severance payment, Mr. Skinner's employment agreement provides that if Mr. Skinner's employment is terminated by the Company or by him for "good reason" within six months following a change in control, he is entitled to a single sum severance payment equal to three times his annual compensation.

     The Company has entered into an employment agreement with Mr. Ellis. Under his employment agreement, Mr. Ellis is entitled to receive a minimum base salary of $200,000 as well as a discretionary annual bonus of which no amount is guaranteed. In the event that Mr. Ellis is terminated by the Company for any reason (other than death, disability, retirement, or cause), he is entitled to either two years notice or, if the Company wishes to terminate his employment without providing such notice, to be paid his then prevailing salary for a two year period following the termination of his employment.

Severance Protection Agreements

     The Company has entered into Severance Protection Agreements (the "Severance Agreements") with each of Messrs. Ellis, Niemzyk, and Waggoner. Pursuant to the terms of each of these Severance Agreements, if the executive's employment is terminated by the Company without cause or by the executive for "good reason" at any time within the twenty-four month period immediately following a change in control of the Company, the executive will be entitled to a lump sum payment consisting of his accrued compensation through the date of termination, a pro-rata portion of his target bonus for the year in which his employment is terminated, and an amount equal to two times his annual base salary and target annual bonus. Further, for a period of eighteen months following such termination, the Company shall, at its cost, continue to provide the executive with life insurance coverage and pay the cost of the executive's COBRA premiums (except for Mr. Niemzyk, for whom the Company has agreed to provide post employment termination health care coverage in addition to his COBRA rights). Also, the executive's outstanding awards under the Company's Incentive Plan (or any other incentive plan or arrangement) shall be fully vested and the executive shall have the right to require the Company to purchase, at fair market value, any or all of the shares of Common Stock owned by the executive. "Good Reason" is generally defined under the Severance Agreements as either an adverse change in the executive's duties, a reduction in his base salary, a material reduction in his aggregate compensation and benefits or a required relocation without the executive's consent.

     Each of the Severance Agreements expires on December 31, 2003, provided, however, that the agreements will automatically renew for a period of one year unless either party provides the other with written notice of non-renewal at least ninety days prior to each January 1. Notwithstanding any non-renewal notice by the Company, if a change in control occurs during the term of the Severance Agreements, the agreements shall continue in effect for a period of at least twenty-four months following the change in control. The Company will continue to be bound by the severance obligations under the terms of an executive's employment agreement only for any employment termination that is outside the scope of the Severance Agreements.

OPTION GRANTS FOR 2002

     The following table provides further information on individual stock option grants made for 2002 to the named executive officers.

                                                                                                 POTENTIAL REALIZABLE VALUE
                                                 INDIVIDUAL GRANTS(2)                              AT ASSUMED ANNUAL RATES
                         ---------------------------------------------------------------------   OF STOCK PRICE APPRECIATION
                          NUMBER OF SHARES    % OF TOTAL OPTIONS                                     FOR OPTION TERM(1)
                         UNDERLYING OPTIONS       GRANTED TO       EXERCISE PRICE   EXPIRATION   ---------------------------
                             GRANTED(#)       EMPLOYEES IN 2002       ($/SH.)          DATE         5% ($)        10% ($)
                         ------------------   ------------------   --------------   ----------   ------------   ------------
Samuel K. Skinner......        95,000               11.88%             35.000        2/14/2012    2,091,075      5,299,194
Samuel K. Skinner......       100,000               12.51%             28.921       12/13/2012    1,818,826      4,609,263
Christopher L. Ellis...        20,000                2.50%             35.000        2/14/2012      440,226      1,115,620
John A. Niemzyk........        20,000                2.50%             35.000        2/14/2012      440,226      1,115,620
John A. Niemzyk........        12,000                1.50%             28.921       12/13/2012      218,259        553,112
Douglas R. Waggoner....        20,000                2.50%             32.840        1/16/2012      413,058      1,046,770
Douglas R. Waggoner....        15,000                1.88%             28.921       12/13/2012      272,824        691,389

---------------

(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend, among other things, on future performance of the Common Stock, the amount reflected in this table may not necessarily be achieved.

(2) Options are at the market price on the grant date and vest 20% per year beginning on the first anniversary date of the grant date.

AGGREGATED OPTION EXERCISES IN 2002 AND DECEMBER 31, 2002 OPTION VALUES

     The following table provides information on the value of the stock options exercised by the named executive officers during 2002, as well as the value of unexercised stock options held by such persons as of December 31, 2002.

                                                                        NUMBER OF SHARES
                                                                     UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN THE
                                                                           OPTIONS AT                 MONEY OPTIONS AT
                                SHARES ACQUIRED                       DECEMBER 31, 2002 (#)       DECEMBER 31, 2002 ($)(2)
                                  ON EXERCISE     VALUE REALIZED   ---------------------------   ---------------------------
                                      (#)             ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                ---------------   --------------   -----------   -------------   -----------   -------------
Samuel K. Skinner.............           0                 0         171,000        359,000        440,740        403,610
Christopher L. Ellis..........      27,500           429,640         160,000         95,000        428,070        260,905
John A. Niemzyk...............           0                 0           4,000         48,000          7,500         30,000
Douglas R. Waggoner...........           0                 0               0         35,000              0              0

---------------

(1) Calculated as the difference between the fair market value of the Company's Common Stock at the time of the option exercise and the exercise price.

(2) Based on the fair market value of $28.750 per share as of December 31, 2002 (the last trading day before end of the last fiscal year), the closing sales price of the Company's Common Stock on that date as reported by The Nasdaq(R) National Stock Market.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is comprised of four non-management directors of the Company. The Committee reviews and recommends to the Board of Directors compensation for the executive officers of the Company named in the Summary Compensation Table and certain other executives of the Company. The Committee's responsibilities include authorizing all salary increases for executive officers and direct reports to the Chief Executive Officer, approving the formula, performance goals and awards under the Officers Annual Incentive Compensation Plan and the Incentive Plan as well as approving all corporate-wide executive benefit programs. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2002.

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

     Base salaries, awards under the Company's incentive programs and other compensation and benefits plans all vary in proportion to each executive officer's accountability with respect to policymaking and execution. The Company's salary policies and executive compensation plans are expressly constituted to encourage and reinforce individual and collective performance leading to increased shareholder value. The Company's programs also seek to align short and long-term executive compensation opportunities with the interests of the shareholders. The short-term incentive plan focuses on continuous improvement in annual financial and operating performance. The long-term program is designed to reward creation of shareholder value through stock price appreciation. The Committee engages an outside compensation consultant to assess the consistency of the executive compensation programs with the Company's business strategy and general market practices. The compensation practices (base salaries, total cash compensation, long-term incentives and retirement benefits) were also benchmarked against a much larger database of companies in order to provide a broader representation of companies from which the company competes for executive talent. For the 2002, fiscal year, executive compensation was primarily comprised of base salary, bonus compensation under the Company's Annual Incentive Plan and stock options granted under the Incentive Plan.

BASE SALARY

     The Company targets salaries paid to comparably situated senior management at other transportation companies as well as companies with a similar profile found in general industry. While the Company generally targets executive base salaries at the market median (the 50th percentile) to attract and retain outstanding senior management, the Company considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, involving, among other things, individual performance, experience and longer-term potential. The Committee approves salary actions for twenty-one key executive positions.

     The performance of each executive officer is typically evaluated annually following the close of the fiscal year so each executive's performance can be assessed within the context of the Company's or applicable business unit's financial and operating performance for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive's management skills and experience, and the individual contribution to the performance and profitability of the Company.

ANNUAL INCENTIVES

     The executive officers named in the Summary Compensation Table, together with seventeen additional executives participate in the USFreightways Annual Incentive Plan. The Committee may extend, amend or terminate the Annual Incentive Plan and approve or modify the incentive formula, performance measures and/or the maximum, target and actual awards. The target and maximum amounts payable under the Annual Incentive Plan are reflective of each participant's accountability for the business plans of the Company and are expressed as a percentage of base salary.

     In 2002, the executive officers of the Company were eligible for a bonus incentive based on a formula that included two performance measures: the Company's consolidated operating ratio (relationship of operating expenses to revenues) and operating income. In addition, the Company operates through a number of distinct operating subsidiaries and for the 2002 plan year the bonus incentive for the chief executive officer of each subsidiary was based the operating ratio and the operating income of that subsidiary. The bonus for executive officers of the Company and for the chief executive officer of each subsidiary is capped at between 80% and 150% of base salary. During 2002, the named executives received bonuses of between 34% and 66% of base salary.

STOCK-BASED LONG-TERM INCENTIVES

     The Company directly aligns the interests of management with those of its shareholders through the periodic grants of stock options and restricted stock to its executives under the Company's Incentive Plan. Stock option grant guidelines have been established based on competitive practices in relation to other companies, the executive's position, and the ability to influence longer-term operating performance. In making grants of stock options, the Committee considers the performance of the Company since the last grant, the level of stock options previously granted to the executive, and the performance of the executive.

     Non-qualified stock options are granted with an exercise price equal to the market price at the time of grant, and become exercisable over a five-year period. Restricted stock awards vest as to 25% of the shares on each anniversary date of the award or as to 50% of the shares each on the third and fifth anniversary date of the award. Both the stock option grants and restricted stock awards provide senior managers with an incentive to remain with the Company over a substantial period of time and closely align the long-term interests of management with those of the stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Skinner's salary for 2002 was determined by the Board of Directors and is reflected in the Summary Compensation Table. Mr. Skinner was awarded a bonus of $431,700 for 2002 under a formula which included the Company's consolidated operating ratio and operating income as well as certain strategic objectives established and evaluated by the Compensation Committee.

     The Compensation Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and stockholders' interest in enhancing stockholder value. It is the Committee's view that Mr. Skinner's total 2002 compensation package was based on an appropriate balance of (1) the Company's performance in 2002 and (2) his individual performance and contributions.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Changes made to the Internal Revenue Code of 1986, as amended (the "Code") in 1993 limits the Company's ability to deduct, for Federal income tax purposes, certain compensation in excess of $1 million per year paid to individuals named in the Summary Compensation Table. This limitation was effective beginning in 1994. Based on its review of the facts and circumstances, the Committee has considered the provisions of Section 162(m) of the Code which, except in the case of "performance-based compensation" and certain other types of compensation (including compensation received under a stock option plan approved in accordance with Section 162(m) of the Code), limits to $1,000,000 the amount of the Company's Federal income tax deduction for the compensation paid to any of the chief executive officer and the other four most highly paid executive officers. The Committee believes that the Company's current compensation arrangements, which are primarily based on performance measures expected to be reflected in increasing stockholder value over time, are appropriate and in the best interests of the Company and its stockholders, without regard to tax considerations. Thus, in the event of changes in the tax laws or their interpretation or other circumstances which might render some portion of the executive compensation paid by the Company non-deductible for Federal tax purposes, the Committee would not anticipate making significant changes in the basic philosophy and practices reflected in the Company's executive compensation program.

                                          COMPENSATION COMMITTEE
                                          John W. Puth, Chairman
                                          Anthony J. Paoni
                                          Neil A. Springer
                                          Stephen B. Timbers
                                          Paul J. Liska

AUDIT COMMITTEE REPORT

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     We reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002.

     We discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Deloitte & Touche LLP its independence.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board has approved, that the financial statements referred to above be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2002.

                                          AUDIT COMMITTEE
                                          Morley Koffman, Chairman
                                          Neil A. Springer
                                          Robert V. Delaney
                                          Stephen B. Timbers
                                          Paul J. Liska

PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees billed to the Company for the fiscal year ended December 31, 2002 represent fees billed by the Company's principle accounting firm Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"). Aggregate fees billed to the Company for the fiscal year ended December 31, 2001 represent fees billed be the Company's prior principal accounting firm Arthur Andersen LLP:

                                                                 2002        2001
                                                              ----------   --------
Audit Fees..................................................  $  824,400   $360,550
Audit Related Fees*.........................................      69,500     65,492
                                                              ----------   --------
Total audit and audit-related fees..........................     893,900    426,042
Tax fees....................................................   1,619,166     66,604
All other fees..............................................     220,978     31,325
                                                              ----------   --------
Total fees..................................................  $2,734,044   $523,971
                                                              ----------   --------

---------------

* Audit-related fees include benefit plan audits, accounting consultation, assistance with registration statements, and consents.

     The Audit Committee has considered the provision of non-audit services by the Company's independent auditor to be compatible with maintaining auditor independence.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURNS

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return of The Nasdaq(R) National Market Index and The Nasdaq(R) Transportation Index. The graph assumes that $100 was invested on January 1, 1998 in the Company's Common Stock, the stock of the companies comprising The Nasdaq(R) National Stock Market and The Nasdaq(R) Transportation Index. Note: The Company's stock price performance shown below is not necessarily indicative of future price performance.

   COMPARISON FOR THE PERIOD JANUARY 1, 1998 THROUGH DECEMBER 31, 2002 OF THE
    CUMULATIVE TOTAL RETURNS OF USFREIGHTWAYS CORPORATION COMMON STOCK, THE
     NASDAQ(R) NATIONAL MARKET INDEX AND THE NASDAQ(R) TRANSPORTATION INDEX [PERFORMANCE GRAPH]

                                      NASDAQ STOCK MARKET (US     NASDAQ TRUCKING &
          USFREIGHTWAYS CORPORATION         COMPANIES)          TRANSPORTATION STOCKS
          -------------------------   -----------------------   ---------------------
1/1/98             100.00                     100.00                   100.00
1/1/99              90.83                     140.99                    90.36
1/1/00             150.68                     261.49                    86.11
1/1/01              95.90                     157.41                    78.27
1/1/02             101.36                     124.89                    92.56
12/31/02            93.89                      86.32                    94.18

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John W. Puth, Anthony J. Paoni, Neil A. Springer, Paul J. Liska and Stephen
B. Timbers, none of whom are employees of the Company, served on the Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     William N. Weaver, Jr., a director, is a member of the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation. Sachnoff & Weaver, Ltd. has acted and continues to act as outside counsel to the Company with regard to certain matters and has received legal fees for services rendered in connection therewith. On June 20, 2002, the Company made a $700,000 loan to Mr. Waggoner pursuant to the Company's executive relocation program. The loan was due on December 31, 2002 and has been repaid.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     By the selection of the Company's Audit Committee, the accounting firm of Deloitte & Touche LLP, certified public accountants, serves the Company as its independent auditors. One or more representatives of Deloitte & Touche LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. Arthur Andersen LLP previously served as the Company's independent auditors. Representatives of Arthur Andersen LLP will not be present at the Meeting.

     On May 29, 2002, the Company dismissed Arthur Andersen LLP as its independent public accountants and appointed Deloitte & Touche LLP as its new independent accountants. The decision to dismiss Arthur Andersen LLP and to retain Deloitte & Touche LLP was approved by the Audit Committee.

     Arthur Andersen LLP's reports on the Company's consolidated financial statement as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 29, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through May 29, 2002.

     The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures. A copy of Arthur Andersen LLP's letter dated May 29, 2002, stating their agreement with these statements is attached as Exhibit 16 to the Company's Form 8-K filed with the Securities and Exchange Commission on May 29, 2002.

     During the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through May 29, 2002, the Company did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq(R). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that during 2002, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that one report, covering one transaction, involving the disposition of the Company's Common Stock was inadvertently filed late by Stephen B. Timbers, a director of the Company.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders including the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2002, as filed with the Commission, accompanies this Proxy Statement. Additional copies are available without charge to any stockholder upon written request to Christopher L. Ellis, Senior Vice President, Finance and Chief Financial Officer, USFreightways Corporation, 8550 W. Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631. The exhibits filed with the Form 10-K are not included; however, copies of such exhibits will be furnished, if requested, upon payment of the Company's reasonable expenses in furnishing those materials. Also, copies can be obtained by visiting the Company's website at www.usfc.com.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's next annual meeting of stockholders must be received by the Company no later than November 18, 2003, at the Company's principal executive office at 8550 W. Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631.

                                 OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                          For the Board of Directors,

                                          -s- RICHARD C. PAGANO

                                          RICHARD C. PAGANO
                                          Secretary

Chicago, Illinois
April 2, 2003

                                   APPENDIX A

                FIRST AMENDMENT TO THE USFREIGHTWAYS CORPORATION
                     LONG-TERM INCENTIVE PLAN, AS RESTATED

     The USFreightways Corporation Long-Term Incentive Plan, as restated effective March 8, 2001, shall be amended, subject to the approval of the stockholders of USFreightways Corporation, effective May 2, 2003, as follows:

1. The first paragraph of Section 3 ("SHARES SUBJECT TO THE PLAN") shall be amended to read as follows:

     The aggregate number of Shares as to which Awards may be granted from time to time shall be 4,400,000 Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Section 17 hereof). The 1,050,000 Shares that became available under the Plan by Plan amendment effective May 2, 2003 shall only be available for the grant of Awards in the form of Options or Restricted Stock, and only up to 300,000 of such Shares shall be specifically available for grants of Restricted Stock.

     All other provisions of Section 3 shall continue in effect.

2. Paragraph (i) of Section 7 ("TERMS AND CONDITIONS OF INCENTIVE OPTIONS AND NONSTATUTORY OPTIONS") shall be amended to read as follows:

     (i) Except as otherwise mandated by Code Section 422, a Participant, who ceases to be an employee of the Company or of an Affiliate by reason of such Participant's Normal Retirement, may exercise any Option (notwithstanding that the Participant might not have been able to exercise the Option as to some or all of the Shares if the Participant had not terminated his or her employment because of Normal Retirement) within a period of not more than twelve (12) months after the date of Normal Retirement, or, if earlier, within the originally prescribed term of the Option; provided, however, for Options granted after May 2, 2003, a Participant who has been employed for five (5) or more years with the Company or one of its Affiliates at the time of the Participant's Normal Retirement may exercise any Option (notwithstanding that the Participant might not have been able to exercise the Option as to some or all of the Shares if the Participant had not terminated his or her employment because of Normal Retirement) within a period of not more than five (5) years after the date of Normal Retirement, or, if earlier, within the originally prescribed term of the Option.

     All other provisions of Section 7 shall continue in effect.

                                   APPENDIX B

                FIRST AMENDMENT TO THE USFREIGHTWAYS CORPORATION
                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,
                            AS RESTATED AND AMENDED

     The USFreightways Corporation Stock Option Plan for Non-Employee Directors, as restated and amended effective April 18, 2002, shall be amended, subject to the approval of the stockholders of USFreightways Corporation, effective May 2, 2003, as follows:

     The first paragraph of Article II ("SHARES SUBJECT TO THE PLAN") shall be amended to read as follows:

     The aggregate number of Shares as to which Options may be granted from time to time shall be 750,000 Shares (subject to adjustments for stock splits, stock dividends, and other adjustments described in Article VI hereof).

     All other provisions of Article II shall continue in effect.

[USF LOGO]
                                                                           000000 0000000000 0 0000

MR A SAMPLE                                                                000000000.000 ext
DESIGNATION (IF ANY)
ADD 1                                                                      000000000.000 ext
ADD 2                                                                      000000000.000 ext
ADD 3                                                                      000000000.000 ext
ADD 4                                                                      000000000.000 ext
ADD 5                                                                      000000000.000 ext
ADD 6                                                                      000000000.000 ext

                                                                           HOLDER ACCOUNT NUMBER
[BAR CODE]
                                                                           C 1234567890     J N T

                                                                           [BAR CODE]

                                                                           [  ]  Mark this box with an X if you have
                                                                                 made changes to your name or
                                                                                 address details above.


ANNUAL MEETING PROXY CARD


A   ELECTION OF DIRECTORS
  1. The Board of Directors recommends a FOR the Election of Directors.

                              FOR            WITHHOLD
01 - Robert V. Delaney        [  ]             [  ]

02 - Paul J. Liska            [  ]             [  ]

03 - Stephen B. Timbers       [  ]             [  ]


B  ISSUES
The Board of Directors recommends a vote FOR the following proposals.
                                               FOR     AGAINST     ABSTAIN
2. Amendment to the Restated
   Certificate of Incorporation                [  ]      [  ]       [  ]
   changing the name of the
   Company to USF Corporation


3. Amendment to the Company's Long-Term        [  ]      [  ]       [  ]
   Incentive Plan


4. Amendment to the Company's Stock Option     [  ]      [  ]       [  ]
   Plan for Non-Employee Directors.



C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s).

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Signature 1 - Please keep signature within the box     Signature 2 - Please keep signature within the box        Date (mm/dd/yyyy)

[                                                ]      [                                               ]       [                ]

                                                         1 U P X          H H H        P P P P           001725
